Exhibit 99.1

Strategic Education, Inc. Reports Third Quarter 2023 Results; Will Hold Investor and Analyst Day

HERNDON, Va.--(BUSINESS WIRE)--November 2, 2023--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended September 30, 2023.

“We are pleased with the strength of our Q3 2023 results across all three segments, led by continued enrollment growth in the U.S. Higher Education segment, driven significantly by employer affiliated enrollment; strong growth in the Education Technology Services segment; and improving performance in the Australia/New Zealand segment,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “Our team remains focused on delivering overall enrollment, revenue, and earnings growth in 2023 and supporting our mission to drive economic mobility for working adults.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended September 30

  Revenue increased 8.7% to $285.9 million compared to $263.1 million for the same period in 2022. Revenue on a constant currency basis increased 9.6% to $288.4 million in the third quarter of 2023 compared to $263.1 million for the same period in 2022.
  Income from operations was $25.6 million or 9.0% of revenue, compared to $7.8 million or 3.0% of revenue for the same period in 2022. Adjusted income from operations, which is a non-GAAP financial measure, was $32.6 million compared to $12.2 million for the same period in 2022. The adjusted operating income margin, which is a non-GAAP financial measure, was 11.4% compared to 4.6% for the same period in 2022. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Net income was $18.5 million compared to $6.1 million for the same period in 2022. Adjusted net income, which is a non-GAAP financial measure, was $23.3 million compared to $8.0 million for the same period in 2022.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $49.5 million compared to $31.6 million for the same period in 2022.
  Diluted earnings per share was $0.77 compared to $0.25 for the same period in 2022. Adjusted diluted earnings per share, which is a non-GAAP financial measure, increased to $0.97 from $0.33 for the same period in 2022. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $0.99. Diluted weighted average shares outstanding decreased slightly to 23,870,000 from 23,902,000 for the same period in 2022.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised of Strayer University and Capella University.
  For the third quarter, student enrollment within USHE increased 9.9% to 82,548 compared to 75,144 for the same period in 2022.
  For the third quarter, FlexPath enrollment was 22% of USHE enrollment compared to 21% for the same period in 2022.
  Revenue increased 8.8% to $201.8 million in the third quarter of 2023 compared to $185.5 million for the same period in 2022, driven by higher third quarter enrollment.
  Income from operations was $10.4 million or 5.2% of revenue in the third quarter of 2023 compared to a loss from operations of $1.9 million for the same period in 2022.

Education Technology Services Segment Highlights

  The Education Technology Services segment (ETS) is comprised primarily of Enterprise Partnerships, Sophia Learning, and Workforce Edge.
  For the third quarter, employer affiliated enrollment was 27.8% of USHE enrollment compared to 25.3% for the same period in 2022.
  For the third quarter, average total subscribers at Sophia Learning increased approximately 38% from the same period in 2022.
  As of September 30, 2023, Workforce Edge had a total of 60 corporate agreements, collectively employing approximately 1,410,000 employees.
  Revenue increased 26.7% to $20.8 million in the third quarter of 2023 compared to $16.4 million for the same period in 2022, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.
  Income from operations was $8.3 million in the third quarter of 2023 compared to $5.2 million for the same period in 2022. The operating income margin was 39.9%, compared to 31.8% for the same period in 2022.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
  For the third quarter, student enrollment within ANZ decreased 1.2% to 18,279 compared to 18,493 for the same period in 2022.
  Revenue increased 3.4% to $63.3 million in the third quarter of 2023 compared to $61.2 million for the same period in 2022, driven by higher revenue-per-student. Revenue on a constant currency basis increased 7.4% to $65.7 million in the third quarter of 2023 compared to $61.2 million for the same period in 2022, driven by higher revenue-per-student.
  Income from operations was $13.9 million in the third quarter of 2023 compared to $8.9 million for the same period in 2022. The operating income margin was 21.9%, compared to 14.6% for the same period in 2022. Income from operations on a constant currency basis was $14.3 million in the third quarter of 2023 compared to $8.9 million for the same period in 2022. The operating income margin on a constant currency basis was 21.8%, compared to 14.6% for the same period in 2022.

Balance Sheet and Cash Flow

At September 30, 2023, Strategic Education had cash, cash equivalents, and marketable securities of $198.6 million. During the third quarter, the company repaid $40 million of outstanding debt on its revolving credit facility, leaving $61.2 million outstanding on the facility. For the first nine months of 2023, cash provided by operations was $87.2 million compared to $124.7 million for the same period in 2022. Capital expenditures for the first nine months of 2023 were $27.3 million compared to $32.5 million for the same period in 2022. Capital expenditures for 2023 are expected to be approximately $40 million.

For the third quarter of 2023, consolidated bad debt expense as a percentage of revenue was 5.2%, compared to 4.5% of revenue for the same period in 2022.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on December 4, 2023 to shareholders of record as of November 27, 2023.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its third quarter 2023 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

INVESTOR AND ANALYST DAY

Strategic Education will hold its 2023 Investor and Analyst Day on Tuesday, November 7, 2023 at 8:00 a.m. (ET) at the Lotte New York Palace Hotel in New York City. The presentation will be available via webcast. To access the live webcast of the Investor and Analyst Day, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the event to register. Following the event, the webcast and presentation will be archived and available at www.strategiceducation.com in the Investor Relations section.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, enabling education benefits programs through low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
  rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
  the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
  the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2023	2022	2023
Revenues	$263,123	$285,936	$795,542	$830,222
Costs and expenses:
Instructional and support costs	153,162	155,735	445,154	470,152
General and administration	97,753	97,598	289,259	292,066
Amortization of intangible assets	3,522	3,382	10,954	10,364
Merger and integration costs	269	330	933	1,335
Restructuring costs	610	3,262	6,129	15,208
Total costs and expenses	255,316	260,307	752,429	789,125
Income from operations	7,807	25,629	43,113	41,097
Other income (expense)	(262)	842	(1,133)	4,411
Income before income taxes	7,545	26,471	41,980	45,508
Provision for income taxes	1,453	8,012	13,639	14,846
Net income	$6,092	$18,459	$28,341	$30,662
Earnings per share:
Basic	$0.26	$0.79	$1.19	$1.31
Diluted	$0.25	$0.77	$1.18	$1.28
Weighted average shares outstanding:
Basic	23,550	23,365	23,765	23,415
Diluted	23,902	23,870	24,026	23,952

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)

	December 31, 2022	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$213,667	$167,707
Marketable securities	9,156	28,960
Tuition receivable, net	62,953	97,429
Income taxes receivable	—	7,850
Other current assets	43,285	48,689
Total current assets	329,061	350,635
Property and equipment, net	132,845	117,872
Right-of-use lease assets	125,248	110,789
Marketable securities, non-current	13,123	1,914
Intangible assets, net	260,541	249,514
Goodwill	1,251,277	1,228,431
Other assets	49,652	54,945
Total assets	$2,161,747	$2,114,100

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,588	$102,122
Income taxes payable	6,989	—
Contract liabilities	88,488	140,248
Lease liabilities	23,879	23,121
Total current liabilities	209,944	265,491
Long-term debt	101,396	61,247
Deferred income tax liabilities	34,605	28,254
Lease liabilities, non-current	134,006	121,395
Other long-term liabilities	46,006	42,959
Total liabilities	525,957	519,346
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,402,891 and 24,419,092 shares issued and outstanding at December 31, 2022 and September 30, 2023, respectively	244	244
Additional paid-in capital	1,510,924	1,513,023
Accumulated other comprehensive loss	(35,068)	(62,878)
Retained earnings	159,690	144,365
Total stockholders’ equity	1,635,790	1,594,754
Total liabilities and stockholders’ equity	$2,161,747	$2,114,100

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	For the nine months ended September 30,
	2022	2023
Cash flows from operating activities:
Net income	$28,341	$30,662
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of property and equipment	—	(2,136)
Amortization of deferred financing costs	414	416
Amortization of investment discount/premium	29	(40)
Depreciation and amortization	49,193	44,881
Deferred income taxes	(9,213)	(5,947)
Stock-based compensation	16,209	15,202
Impairment of right-of-use lease assets	1,185	5,135
Changes in assets and liabilities:
Tuition receivable, net	(33,320)	(35,113)
Other assets	417	(12,456)
Accounts payable and accrued expenses	6,768	11,119
Income taxes payable and income taxes receivable	4,498	(14,669)
Contract liabilities	65,437	52,836
Other liabilities	(5,226)	(2,717)
Net cash provided by operating activities	124,732	87,173

Cash flows from investing activities:
Purchases of property and equipment	(32,508)	(27,318)
Purchases of marketable securities	—	(16,904)
Proceeds from marketable securities	2,600	8,175
Proceeds from sale of property and equipment	—	5,890
Proceeds from other investments	—	457
Other investments	(223)	(314)
Cash paid for acquisition, net of cash acquired	(193)	(448)
Net cash used in investing activities	(30,324)	(30,462)

Cash flows from financing activities:
Common dividends paid	(44,600)	(44,139)
Payments on long-term debt	—	(40,000)
Net payments for stock awards	(2,973)	(4,925)
Repurchase of common stock	(36,916)	(9,999)
Net cash used in financing activities	(84,489)	(99,063)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(10,729)	(3,657)
Net decrease in cash, cash equivalents, and restricted cash	(810)	(46,009)
Cash, cash equivalents, and restricted cash — beginning of period	279,212	227,454
Cash, cash equivalents, and restricted cash — end of period	$278,402	$181,445

STRATEGIC EDUCATION, INC. UNAUDITED SEGMENT REPORTING (in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2023	2022	2023
Revenues:
U.S. Higher Education	$185,499	$201,828	$571,291	$601,402
Australia/New Zealand	61,177	63,264	177,232	170,239
Education Technology Services	16,447	20,844	47,019	58,581
Consolidated revenues	$263,123	$285,936	$795,542	$830,222
Income (loss) from operations:
U.S. Higher Education	$(1,948)	$10,412	$25,386	$26,742
Australia/New Zealand	8,934	13,875	20,506	20,984
Education Technology Services	5,222	8,316	15,237	20,278
Amortization of intangible assets	(3,522)	(3,382)	(10,954)	(10,364)
Merger and integration costs	(269)	(330)	(933)	(1,335)
Restructuring costs	(610)	(3,262)	(6,129)	(15,208)
Consolidated income from operations	$7,807	$25,629	$43,113	$41,097

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing an adjusted effective income tax rate of 33.0% and 30.0% for the three months ended September 30, 2022 and 2023, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended September 30, 2023 are also presented on a constant currency basis utilizing an exchange rate of 0.68 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2022. We define EBITDA as net income before other income (loss), the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS

(in thousands, except per share data)

		For the three months ended September 30, 2022 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$263,123	$—	$—	$—	$—	$—	$263,123
Total costs and expenses	$255,316	$(3,522)	$(269)	$(610)	$—	$—	$250,915
Income from operations	$7,807	$3,522	$269	$610	$—	$—	$12,208
Operating margin	3.0%						4.6%
Income before income taxes	$7,545	$3,522	$269	$610	$(39)	$—	$11,907
Net income	$6,092	$3,522	$269	$610	$(39)	$(2,478)	$7,976

Earnings per share:
Diluted	$0.25						$0.33
Weighted average shares outstanding:
Diluted	23,902						23,902
		For the three months ended September 30, 2023 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$285,936	$—	$—	$—	$—	$—	$285,936
Total costs and expenses	$260,307	$(3,382)	$(330)	$(3,262)	$—	$—	$253,333
Income from operations	$25,629	$3,382	$330	$3,262	$—	$—	$32,603
Operating margin	9.0%						11.4%
Income before income taxes	$26,471	$3,382	$330	$3,262	$(215)	$—	$33,230
Net income	$18,459	$3,382	$330	$3,262	$(215)	$(1,957)	$23,261

Earnings per share:
Diluted	$0.77						$0.97
Weighted average shares outstanding:
Diluted	23,870						23,870
(1)

Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)

Reflects integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)

Reflects severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.

(4)	Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(5)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing an adjusted effective income tax rate of 33.0% and 30.0% for the three months ended September 30, 2022 and 2023, respectively.

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Q3 2023 AS ADJUSTED WITH CONSTANT CURRENCY (in thousands, except per share data)

	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$285,936	$2,453	$288,389
Total costs and expenses	$253,333	$2,029	$255,362
Income from operations	$32,603	$424	$33,027
Operating margin	11.4%		11.5%
Income before income taxes	$33,230	$464	$33,694
Net income	$23,261	$325	$23,586

Earnings per share:
Diluted	$0.97		$0.99
Weighted average shares outstanding:
Diluted	23,870		23,870
(1)

Reflects an adjustment to translate foreign currency results for the three months ended September 30, 2023 at a constant exchange rate of 0.68 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2022.

STRATEGIC EDUCATION, INC. UNAUDITED NON-GAAP SEGMENT REPORTING (in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2023	2022	2023
Revenues:
U.S. Higher Education	$185,499	$201,828	$571,291	$601,402
Australia/New Zealand	61,177	63,264	177,232	170,239
Education Technology Services	16,447	20,844	47,019	58,581
Consolidated revenues	263,123	285,936	795,542	830,222

Income (loss) from operations:
U.S. Higher Education	$(1,948)	$10,412	$25,386	$26,742
Australia/New Zealand	8,934	13,875	20,506	20,984
Education Technology Services	5,222	8,316	15,237	20,278
Amortization of intangible assets	(3,522)	(3,382)	(10,954)	(10,364)
Merger and integration costs	(269)	(330)	(933)	(1,335)
Restructuring costs	(610)	(3,262)	(6,129)	(15,208)
Consolidated income from operations	7,807	25,629	43,113	41,097

Adjustments to consolidated income from operations:
Amortization of intangible assets	3,522	3,382	10,954	10,364
Merger and integration costs	269	330	933	1,335
Restructuring costs	610	3,262	6,129	15,208
Total adjustments to consolidated income from operations	4,401	6,974	18,016	26,907

Adjusted income (loss) from operations by segment:
U.S. Higher Education	(1,948)	10,412	25,386	26,742
Australia/New Zealand	8,934	13,875	20,506	20,984
Education Technology Services	5,222	8,316	15,237	20,278
Total adjusted income from operations	$12,208	$32,603	$61,129	$68,004

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES ADJUSTED EBITDA (in thousands)

	For the three months ended September 30,
	2022	2023
Net income	$6,092	$18,459
Provision for income taxes	1,453	8,012
Other (income) loss	262	(842)
Depreciation and amortization	15,757	14,685
EBITDA (1)	23,564	40,314
Stock-based compensation	5,612	4,077
Merger and integration costs (2)	269	330
Restructuring costs (3)	510	2,922
Cloud computing amortization (4)	1,644	1,894
Adjusted EBITDA (1)	$31,599	$49,537
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)	Reflects integration charges associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)

Reflects severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $0.1 million of depreciation and amortization expense for the three months ended September 30, 2022 and 2023 and $0.3 million of stock-based compensation expense for the three months ended September 30, 2023.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.

Contacts

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com